UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 19, 2014

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On December 19, 2014, South Dakota Soybean Processors, LLC ("the Company") purchased an oilseed processing plant located approximately five miles east of Miller, South Dakota. The plant, which was previously owned and operated by the South Dakota Oilseed Processors, LLC, was originally constructed in 2008 and ceased operations in 2010. The Company purchased the facility out of bankruptcy for cash from a group of banks, the primary bank being First Bank & Trust of Brookings, South Dakota.
The new facility will allow the Company to participate in the growing demand for identity-preserved products such as GMO-free and organically grown. The Company plans to manage the new plant from its headquarters in Volga, South Dakota. The new plant, which will employ approximately 15 people, is expected to process approximately four million soybeans annually, adding to the Company's processing of approximately 28 million bushels annually. The Company expects to begin processing in the spring of 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: December 22, 2014	/s/ Thomas Kersting
Thomas Kersting, Chief Executive Officer